SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is entered into by and between LivePerson, Inc. (the “Company”) and Eran Vanounou (the “Executive” and, together with the Company, the “Parties”), and effective as of April 30, 2018 (the “Effective Date”).
WHEREAS, the Parties mutually agree that the Executive’s employment with the Company will cease as of the Transition Date, and continue as a consultancy until the Separation Date (as defined below), pursuant to the terms hereof; and
WHEREAS, the Parties wish to set forth the terms of the Executive's separation agreement and general release of claims.
NOW, THEREFORE, in consideration of the mutual promises and conditions set forth herein, and for other good and sufficient consideration, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:
1.The Executive’s full-time employment with the Company will terminate and convert to a consulting services relationship upon the close of business on April 30, 2018, (the “Transition Date”), and will continue as a consulting services relationship through September 16, 2018 (the “Separation Date”). For purposes of clarification, any termination of Executive’s employment pursuant to this Paragraph 4 shall qualify as a “separation from service” within the meaning of Section 409A (as defined below).
2.Executive shall execute a general release of claims in the form attached hereto as Schedule A (the “General Release”) (a) upon the Transition Date; (b) upon the Separation Date, at the Company’s request.
3.In exchange for Executive’s execution of and compliance with this Agreement, including without limitation execution and non-revocation of the General Release, the Company agrees to provide the following payments and benefits:

(a)
a transition period during which: (i) the Executive’s salary (usual payroll) in effect as of the Transition Date shall continue through August 31, 2018; and (ii) Executive’s employee stock options and RSUs will continue vesting pursuant to their terms through September 16, 2018; Accrued and unused vacation days will be described and paid out in Employee’s last pay slip in accordance with standard Company policies and practices.

(b)	all vested stock options and RSUs (including those vested as a result of Paragraph 3(a)) above) held by Executive as of September 16,

2018 will be modified to remain exercisable until May 15, 2019, but in no event shall any employee equity be extended to remain exercisable beyond the original end of the term of such option; and
4.The Executive acknowledges that he has been paid in full for his bonus applicable for the 2017 fiscal year. Executive acknowledges and agrees that until the Separation Date and after his employment he will continue to be obliged by the terms of Sections 11 and 12 of the existing Employment Agreement executed by and between the Executive and the Company, dated as of November 7, 2013, and:
a.The Executive agrees, with reasonable notice, to furnish information as may be in his possession and cooperate with the Company as may be reasonably requested in connection with any claims or legal action in which the Company is or may become a party.
b.The Executive recognizes and acknowledges that all information pertaining to the software, business, clients, customers or other relationships of the Company is confidential and is a unique and valuable asset of the Company. The Executive will not give to any person, firm, governmental agency or other entity any information concerning the affairs, business, clients, or customers of the Company except as required by law. The Executive will not make use of this type of information for his own purposes or for the benefit of any person or organization other than the Company. The Executive will use his best efforts to prevent the disclosure of this information by others. All records, memoranda, software or intellectual property whether made by the Executive or otherwise coming into his possession are confidential and will remain the property of the Company. The foregoing restrictions shall not apply to information which is or becomes part of the public domain through no act or failure to act by the Executive. Pursuant to 18 U.S.C. § 1833(b), Executive acknowledges that Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret if he/she (i) makes such disclosure in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and such disclosure is made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) such disclosure was made in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal. Executive understands that if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and use the trade secret information in the court proceeding if Executive (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement, or any other agreement that Executive has with the Company, is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Further, nothing in this Agreement or any other agreement that Executive has with the Company shall prohibit or restrict Executive from making any voluntary disclosure of information or documents concerning possible violations of law to any governmental agency or legislative body, or any selfregulatory organization, in each case, without advance notice to the Company.
c.For a twelve (12) month period from the Transition Date of this Agreement (the “Restricted Period”), the Executive will not intentionally make any statement or perform any acts intended to or which the Executive knew or should have known would have the effect of injuring the interest of the Company.
d.During the Restricted Period, the Executive, without express written approval from the Company, will not solicit any clients of the Company for any existing business of the Company.
e.During the Restricted Period, the Executive (acting on his own behalf, or for or through others) will not actively solicit or induce any employee of the Company to terminate their employment with the Company or engage in activities that directly compete with the business of the Company, meaning a Company that makes product(s) or service(s) capable of replacing or displacing the Company’s product or services as of the Transition Date.
5.The Executive acknowledges and agrees that the Company's obligation to make any payments under this Agreement shall cease upon any violation of Paragraph 4 above. The Company must first provide written notice to the Executive specifying the act which has violated Paragraph 4, and if such violation is not cured within fifteen (15) days, if capable of being cured, than the Company will inform the Executive of its termination of its post-employment payments. The Executive agrees that the restrictions contained in Paragraph 4 are essential elements of this Agreement, and, but for the Executive's agreement to comply with such restrictions, the Company would not have entered into this Agreement.
6.Promptly following the Transition Date, the Executive will certify that he has returned to the Company all Company property and equipment in his possession or control, including, but not limited to, computer equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, pagers, etc.), customer information, customer lists, employee lists, Company files, notes, contracts, records, business plans, financial information, specifications, computer-recorded information, software, tangible property, identification badges and keys, and any other materials of any kind which contain or embody any proprietary or confidential material of the Company (and all reproductions thereof). The Executive also represents that he has and will leave intact all electronic Company documents, including those that he developed or helped to develop during his employment. The Executive further represents that he will, and will certify, that he has cancelled all accounts for his benefit, if any, in the Company's name including, but not limited to, credit cards, telephone charge cards, cellular phone accounts, pager accounts, and computer accounts promptly following the Transition Dae. Notwithstanding the foregoing, the Company will assist Executive in making an electronic copy of his contact list in whatever format Executive reasonably requests.
7.The Executive agrees that he will not, at any time, publicly disparage, criticize or ridicule the Company, nor make any negative public comments regarding the Company, its officers, employees, directors, products, services or business practices. The Company agrees that its officers, directors and authorized spokespersons will not at any time publicly disparage, criticize, or ridicule the Executive or make any negative public comments regarding the Executive.
8.All amounts payable under this Agreement shall be subject to deduction for all federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation and any other required deductions. The parties intend that all payments made under this Agreement comply with, or will be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, the regulations and other guidance there under and any state law of similar effect (collectively “Section 409A”) so that none of the payments or benefits will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities herein will be interpreted to so comply or be exempt. Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Company shall have no liability to the Executive or to any other person if the payments and benefits provided in this Agreement that are intended to be exempt from or compliant with Section 409A are not so exempt or compliant. In no event will the Company be responsible for or reimburse Executive for any taxes or other penalties that may be imposed on Executive as a result of Section 409A.
9.This Agreement amicably resolves any issues between the parties and they agree that this Agreement shall neither be interpreted nor construed as an admission of any wrongdoing or liability on the part of the Executive or the Company.
10.This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. The Executive hereby submits to and acknowledges and recognizes the jurisdiction of the courts of the State of New York, or, if appropriate, a federal court located in New York (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction) over any suit, action or other proceeding arising out of, under, or in connection with this Agreement or the subject matter hereof.
11.The provisions of this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable, such provision shall be deemed deleted from this Agreement and such invalidity or unenforceability shall not affect any other provision of this Agreement, the balance of which will remain in and have its intended full force and effect; provided, however that if such invalid or unenforceable provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted by law.

12.The Executive understands and agrees that he may have, and has had, at least twenty-one (21) calendar days from the date hereof to accept this Agreement. The Executive acknowledges that he was advised by the Company to consult with an attorney of his own choosing concerning the waivers contained in and the terms of this Agreement, and that the waivers he has made and the terms he has agreed to herein are knowing, conscious and with full appreciation that he is forever foreclosed from pursuing any of the rights so waived.
13.This Agreement shall be binding on and shall inure to the benefit of the Executive's heirs, executors, administrators, representatives and assigns and the Company's successors in interest and assigns. The Executive may not assign any of his rights or duties hereunder, except with the written consent of the Company. The Executive covenants and represents that he has not assigned or attempted to assign any rights or claims he may have against the Company at any time prior to signing this Agreement.
21.     The Company will indemnify the Executive to the fullest extent permitted by the laws of Delaware in effect at that time, the Indemnification Agreement previously executed between the Executive and the Company, or the certificate of incorporation and by-laws of the Company, whichever affords the greater protection to the Executive.

14.     The parties agree that this Agreement contains the entire agreement between the parties and supersedes and cancels any and all prior agreement or understanding on the subjects covered herein, and no agreements, representations or statements of either party not contained in this Agreement shall bind that party. Notwithstanding the foregoing, the Executive acknowledges that nothing herein supersedes any pre-existing duties of confidentiality, or the assignment of any invention or intellectual property or proprietary rights to the Company. This Agreement can be modified only in writing signed by both parties.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.
Executive     LivePerson, Inc.

By: /s/ Eran Vanounou         By: /s/ Daryl J. Carlough
Name: Eran Vanounou     Name: Daryl J. Carlough
    SVP, Global Controller

SCHEDULE A
GENERAL RELEASE OF ALL CLAIMS
    Pursuant to the Separation Agreement and General Release entered into by and between LivePerson, Inc. (the “Company”) and Eran Vanounou (the “Executive”), dated effective as of _________________ (the “Separation Agreement”), Executive hereby enters into this General Release of All Claims (the “Release”). In consideration of the separation payments and benefits set forth in Paragraph 3 of the Separation Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive hereby forever unconditionally and irrevocably releases and discharges the Company, and each and all of its direct and indirect affiliates, parents, subsidiaries (wholly-owned or not), members, branches, divisions, business units or groups, agencies, predecessors, successors and assigns, any employee benefit plans established or maintained by any of the foregoing entities and each and all of their current and former officers, directors, employees, trustees, plan administrators, agents, attorneys, representatives, partners, advisors and shareholders (collectively and individually, the “Released Parties”), from any and all claims, demands, causes of action, complaints, agreements, promises (express or implied), contracts, undertakings, covenants, guarantees grievances, liabilities, damages, rights, obligations, expenses, debts and demands whatsoever, in law or equity, known or unknown, whether present or future, whether known or unknown, and of whatsoever kind or nature that the Executive, his heirs, executors, administrators, representatives and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any alleged or actual matter, omission, act, cause or thing from the beginning of time until the date he signs this Release, including, but not limited to, those arising out of his employment or the termination thereof; provided, however, that the foregoing shall not release Company from its continuing obligations set forth in the Separation Agreement.
The Executive understands and acknowledges that by signing this Release he is waiving and releasing any and all claims he may have concerning the terms and conditions of his employment and the termination of his employment including those prohibiting discrimination on the basis of age, sex, race, color, disability, religion, creed, national origin, ancestry, sexual orientation, gender expression, gender identity, handicap, marital status, citizenship or any other protected factor or characteristic, prohibiting discrimination for requesting or taking a family or medical leave, prohibiting discrimination with regard to benefits or any other terms and conditions of employment, or prohibiting retaliation in connection with any complaint or claim of alleged discrimination or harassment and that he intends to do so. As such, this release includes, but is not limited to, any claims arising under Title VII of the 1964 Civil Rights Act, 42 U. S. C. § 2000e et seq.; the Age Discrimination in Employment Act, 29 U. S. C. § 621, et seq.; the Older Workers’ Benefit Protection Act, 29 U.S.C. §626(f), et seq.; the Americans with Disabilities Act, 42 U. S. C. § 12101 et seq.; the Employee Retirement and Income Security Act, 29 U. S. C. § 1001 et seq.; the Fair Labor Standards Act, as amended, 29 U.S.C. § 201 et seq.; the Family Medical Leave Act, 29 U.S.C. §§ 2601 et seq.; the New York State Human Rights Law, N.Y. Exec. Law § 290 et seq.; New York Equal Rights Law, N.Y. Civ. Rights Law § 40-c et seq.; New York Whistleblower Protection Law, N.Y. Lab. Law § 740 et seq.; New York Family Leave Law, N.Y. Lab. Law § 201-c; New York Equal Pay Law, N.Y. Lab. Law § 194; N.Y. Lab. Law § 215; the New York City Human Rights Law, Administrative Code of the City of New York, Section 8-101 et seq.; and any other federal or state constitutions, federal, state or local statutes, or any contract, quasi contract, common law or tort claims, whether known or unknown, suspected or unsuspected, concealed or hidden, or developed or undeveloped, up through the date of his execution of this Release. The Executive further agrees that he will not institute or authorize any other party, governmental or otherwise, to institute any administrative or legal proceeding seeking compensation or damages on his behalf against the Released Parties relating to or arising out of any aspect of his employment or termination.
The Executive acknowledges and agrees that, as of the date of this Release, Executive has been paid all compensation (including without limitation any accrued but unused vacation or paid time off) for all of Executive’s service with the Company except for compensation owed to Executive pursuant to the provisions of the Separation Agreement. The Executive represents that as of the date hereof he was not denied a request for leave, or retaliated against for taking leave under the Family and Medical Leave Act, 29 U.S.C. §§2601 et seq., at any time during his employment with the Company. Executive and the Company also hereby agree that nothing contained in this Release shall constitute or be treated as an admission of liability or wrongdoing or of any violation of law by the Company or the Executive.

This Release constitutes the entire agreement between the Executive and the Company with regard to the subject matter of this Release. This Release supersedes any other agreements, representations or understandings, whether oral or written and whether express or implied, which relate to the subject matter of this Release other than the continuing obligations of Executive and Company that are set forth in the Separation Agreement. The Executive understands and agrees that this Release may be modified only in a written document signed by the Executive and a duly authorized officer of the Company.
This Release shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. The Executive hereby submits to and acknowledges and recognizes the jurisdiction of the courts of the State of New York, or, if appropriate, a federal court located in New York (which courts, for purposes of this Release, are the only courts of competent jurisdiction) over any suit, action or other proceeding arising out of, under, or in connection with this Release or the subject matter hereof.
The provisions of this Release are severable. If any provision of this Release is held invalid or unenforceable, such provision shall be deemed deleted from this Release and such invalidity or unenforceability shall not affect any other provision of this Release, the balance of which will remain in and have its intended full force and effect. However that if such invalid or unenforceable provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted by law.
By signing below, the Executive acknowledges that this Release affects substantial rights and that the Executive has been advised to consult with an attorney prior to execution of this Release. The Executive further understands and acknowledges that the Executive has up to twenty-one (21) days to review this Release and to discuss it with an attorney of the Executive’s own choosing, at the Executive’s own expense, whether or not the Executive wishes to sign this Release. Furthermore, the Executive understands and acknowledges that the Executive has seven (7) days after the Executive signs this Release during which time the Executive may revoke this Release. If the Executive wishes to revoke this Release, the Executive may do so by delivering a letter of revocation to the Company’s Human Resources Department with a copy to the Company’s General Counsel, by 5 p.m. EST on the seventh (7) days after the Executive signs this Release.

Because of the revocation period, the Executive understands that this Release will not become effective or enforceable until the eighth (8th) day after the date the Executive signs this Release.
To accept this Release, the Executive must sign and date this Release and return it to the Company’s Human Resources Department with a copy to the Company’s General Counsel.
The Executive’s agreement with the terms of this Release is signified by the Executive’s signature below. Furthermore, the Executive acknowledges that the Executive has read and understands this Release and that the Executive signs this Release of all claims voluntarily, with full appreciation that at no time in the future may the Executive pursue any of the rights that the Executive has waived in this Release.

Date*: ______________________________     By: __________________________________

*Note that this Release must also be executed on or after the Separation Date.

GENERAL RELEASE OF ALL CLAIMS
    Pursuant to the Separation Agreement and General Release entered into by and between LivePerson, Inc. (the “Company”) and Eran Vanounou (the “Executive”), dated effective as of April 30, 2018 (the “Separation Agreement”), Executive hereby enters into this General Release of All Claims (the “Release”). In consideration of the separation payments and benefits set forth in Paragraph 3 of the Separation Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive hereby forever unconditionally and irrevocably releases and discharges the Company, and each and all of its direct and indirect affiliates, parents, subsidiaries (wholly-owned or not), members, branches, divisions, business units or groups, agencies, predecessors, successors and assigns, any employee benefit plans established or maintained by any of the foregoing entities and each and all of their current and former officers, directors, employees, trustees, plan administrators, agents, attorneys, representatives, partners, advisors and shareholders (collectively and individually, the “Released Parties”), from any and all claims, demands, causes of action, complaints, agreements, promises (express or implied), contracts, undertakings, covenants, guarantees grievances, liabilities, damages, rights, obligations, expenses, debts and demands whatsoever, in law or equity, known or unknown, whether present or future, whether known or unknown, and of whatsoever kind or nature that the Executive, his heirs, executors, administrators, representatives and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any alleged or actual matter, omission, act, cause or thing from the beginning of time until the date he signs this Release, including, but not limited to, those arising out of his employment or the termination thereof; provided, however, that the foregoing shall not release Company from its continuing obligations set forth in the Separation Agreement.
The Executive understands and acknowledges that by signing this Release he is waiving and releasing any and all claims he may have concerning the terms and conditions of his employment and the termination of his employment including those prohibiting discrimination on the basis of age, sex, race, color, disability, religion, creed, national origin, ancestry, sexual orientation, gender expression, gender identity, handicap, marital status, citizenship or any other protected factor or characteristic, prohibiting discrimination for requesting or taking a family or medical leave, prohibiting discrimination with regard to benefits or any other terms and conditions of employment, or prohibiting retaliation in connection with any complaint or claim of alleged discrimination or harassment and that he intends to do so. As such, this release includes, but is not limited to, any claims arising under Title VII of the 1964 Civil Rights Act, 42 U. S. C. § 2000e et seq.; the Age Discrimination in Employment Act, 29 U. S. C. § 621, et seq.; the Older Workers’ Benefit Protection Act, 29 U.S.C. §626(f), et seq.; the Americans with Disabilities Act, 42 U. S. C. § 12101 et seq.; the Employee Retirement and Income Security Act, 29 U. S. C. § 1001 et seq.; the Fair Labor Standards Act, as amended, 29 U.S.C. § 201 et seq.; the Family Medical Leave Act, 29 U.S.C. §§ 2601 et seq.; the New York State Human Rights Law, N.Y. Exec. Law § 290 et seq.; New York Equal Rights Law, N.Y. Civ. Rights Law § 40-c et seq.; New York Whistleblower Protection Law, N.Y. Lab. Law § 740 et seq.; New York Family Leave Law, N.Y. Lab. Law § 201-c; New York Equal Pay Law, N.Y. Lab. Law § 194; N.Y. Lab. Law § 215; the New York City Human Rights Law, Administrative Code of the City of New York, Section 8-101 et seq.; and any other federal or state constitutions, federal, state or local statutes, or any contract, quasi contract, common law or tort claims, whether known or unknown, suspected or unsuspected, concealed or hidden, or developed or undeveloped, up through the date of his execution of this Release. The Executive further agrees that he will not institute or authorize any other party, governmental or otherwise, to institute any administrative or legal proceeding seeking compensation or damages on his behalf against the Released Parties relating to or arising out of any aspect of his employment or termination.
The Executive acknowledges and agrees that, as of the date of this Release, Executive has been paid all compensation (including without limitation any accrued but unused vacation or paid time off) for all of Executive’s service with the Company except for compensation owed to Executive pursuant to the provisions of the Separation Agreement. The Executive represents that as of the date hereof he was not denied a request for leave, or retaliated against for taking leave under the Family and Medical Leave Act, 29 U.S.C. §§2601 et seq., at any time during his employment with the Company. Executive and the Company also hereby agree that nothing contained in this Release shall constitute or be treated as an admission of liability or wrongdoing or of any violation of law by the Company or the Executive.

This Release constitutes the entire agreement between the Executive and the Company with regard to the subject matter of this Release. This Release supersedes any other agreements, representations or understandings, whether oral or written and whether express or implied, which relate to the subject matter of this Release other than the continuing obligations of Executive and Company that are set forth in the Separation Agreement. The Executive understands and agrees that this Release may be modified only in a written document signed by the Executive and a duly authorized officer of the Company.
This Release shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. The Executive hereby submits to and acknowledges and recognizes the jurisdiction of the courts of the State of New York, or, if appropriate, a federal court located in New York (which courts, for purposes of this Release, are the only courts of competent jurisdiction) over any suit, action or other proceeding arising out of, under, or in connection with this Release or the subject matter hereof.
The provisions of this Release are severable. If any provision of this Release is held invalid or unenforceable, such provision shall be deemed deleted from this Release and such invalidity or unenforceability shall not affect any other provision of this Release, the balance of which will remain in and have its intended full force and effect. However that if such invalid or unenforceable provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted by law.
By signing below, the Executive acknowledges that this Release affects substantial rights and that the Executive has been advised to consult with an attorney prior to execution of this Release. The Executive further understands and acknowledges that the Executive has up to twenty-one (21) days to review this Release and to discuss it with an attorney of the Executive’s own choosing, at the Executive’s own expense, whether or not the Executive wishes to sign this Release. Furthermore, the Executive understands and acknowledges that the Executive has seven (7) days after the Executive signs this Release during which time the Executive may revoke this Release. If the Executive wishes to revoke this Release, the Executive may do so by delivering a letter of revocation to the Company’s Human Resources Department with a copy to the Company’s General Counsel, by 5 p.m. EST on the seventh (7) days after the Executive signs this Release.
Because of the revocation period, the Executive understands that this Release will not become effective or enforceable until the eighth (8th) day after the date the Executive signs this Release.
To accept this Release, the Executive must sign and date this Release and return it to the Company’s Human Resources Department with a copy to the Company’s General Counsel.
The Executive’s agreement with the terms of this Release is signified by the Executive’s signature below. Furthermore, the Executive acknowledges that the Executive has read and understands this Release and that the Executive signs this Release of all claims voluntarily, with full appreciation that at no time in the future may the Executive pursue any of the rights that the Executive has waived in this Release.

Date*: /s/ Daryl J. Carlough     By: /s/ Eran Vanounou

*Note that this Release must also be executed on or after the Separation Date.